INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie - Vice President	Sue Martenson - Senior Manager
Investor Relations	Public Relations
(408) 544-6996	(408) 544-8158
swylie@altera.com	newsroom@altera.com

ALTERA ANNOUNCES SECOND QUARTER RESULTS

San Jose, Calif., July 23, 2013 — Altera Corporation (NASDAQ: ALTR) today announced second quarter sales of $421.8 million, up 3 percent from the first quarter of 2013 and down 9 percent from the second quarter of 2012. Second quarter net income was $101.5 million, $0.31 per diluted share, compared with net income of $120.2 million, $0.37 per diluted share, in the first quarter of 2013 and $162.7 million, $0.50 per diluted share, in the second quarter of 2012.

Year-to-date cash flow from operating activities was $214.0 million. Altera repurchased 1.7 million shares of its common stock during the quarter at a cost of $55.0 million. Altera ended the quarter with $3.6 billion in cash and investments.

As previously announced, Altera's board of directors has declared a quarterly cash dividend of $0.15 per share, to be paid on September 3, 2013 to stockholders of record on August 12, 2013.

"As anticipated, the pace of business picked up, and backlog has increased," said John Daane, president, chief executive officer, and chairman of the board. "We have announced our next generation of FPGAs sourced by TSMC for 20 nm devices and, for the first time, Intel, for 14 nm FinFET devices. This combination gives us an ideal blend of manufacturing processes to optimize performance across our next generation of FPGAs. As the only major FPGA company with access to the generation-ahead Intel FinFET technology for our high end devices, which typically are about half of the FPGA market, our competitive advantage is substantial."

Several recent accomplishments mark the company's continuing progress:

•
Altera has announced its Generation 10 FPGAs and SoCs, offering system developers breakthrough levels of performance and power efficiencies. Stratix® 10 FPGAs and SoCs leverage Intel's 14 nm Tri-Gate process and an enhanced architecture to deliver core performance two times higher than current high-end Altera FPGAs, while enabling an up to 70 percent power savings. Stratix 10 FPGAs and SoCs provide more than 4 million logic elements (LEs) on a single die, 56-Gbps transceivers, a third-generation ultra-high-performance processor system, and multi-die 3D solutions capable of integrating SRAM, DRAM and ASICs.

Arria® 10 FPGAs and SoCs use TSMC's 20 nm process and reinvent the midrange by simultaneously surpassing Altera's current high-end FPGAs in performance while delivering 40 percent lower power than today's midrange devices. Reflecting the industry trend toward silicon convergence, Arria 10 FPGAs and SoCs offer the highest degree of system integration available in midrange devices, including 1.15 million LEs, integrated hard intellectual property and a second-generation processor system that features a 1.5 GHz dual-core ARM® Cortex™-A9 processor. Arria 10 FPGAs and SoCs also provide four times greater bandwidth compared to the current generation, including 28-Gbps transceivers, and three times higher system performance.

Early access customers are using the Quartus® II software today for Arria 10 product development.

Initial samples of Arria 10 devices will be available in early 2014 with 14 nm Stratix 10 FPGA test chips coming in 2013.

•
Altera acquired Enpirion, Inc., the industry's leading provider of high-efficiency, integrated power conversion products known as PowerSoCs (power system-on-chip). The combination of Altera's FPGAs with Enpirion's PowerSoCs offers customers higher performance, lower system power, higher reliability, smaller footprint and faster time-to-market. Enpirion's key enabling power technologies—high-frequency switching, magnetics and packaging—are engineered into complete power system-on-chip products. Enpirion's portfolio of DC-DC converter PowerSoCs with integrated inductors enable the industry's smallest solution footprints and are recognized for their high efficiency, low noise, exceptional thermal performance, high reliability and ease-of-use. Unlike discrete power products, Enpirion's turnkey solutions give designers complete power systems that are fully simulated, characterized, validated and production qualified. Enpirion's technology, when used with an Altera FPGA, increases Altera's share of the customer's bill of materials while, at the same time, reducing the customer's overall bill of materials cost.

SELECTED SECOND QUARTER REVENUE AND RELATED RESULTS

Key New Product Devices	Sequential Comparisons
Stratix V	(22)%
Stratix IV	11%
Arria II	(13)%
Arria V	113%
Cyclone IV	17%
Cyclone V	73%
HardCopy IV	64%

($ in thousands) Key Ratios & Information	June 28, 2013	March 29, 2013
Current Ratio	6:1	7:1
Liabilities/Equity	1:2	1:3
Quarterly Operating Cash Flows	$64,565	$149,478
TTM Return on Equity	15%	17%
Quarterly Depreciation Expense	$10,285	$10,175
Quarterly Capital Expenditures	$7,221	$5,984
Inventory MSOH (1): Altera	3.0	3.3
Inventory MSOH (1): Distribution	0.5	0.6
Cash Conversion Cycle (Days)	149	117
Turns	49%	43%
Book to Bill	>1.0	<1.0

Note (1): MSOH: Months Supply On Hand

ALTERA CORPORATION
NET SALES SUMMARY
(Unaudited)

	Three Months Ended			Quarterly Growth Rate
	June 28, 2013	March 29, 2013	June 29, 2012	Sequential Change	Year- Over-Year Change
Geography
Americas	17%	20%	17%	(14)%	(12)%
Asia Pacific	39%	38%	46%	4%	(22)%
EMEA	28%	27%	23%	7%	11%
Japan	16%	15%	14%	13%	2%
Net Sales	100%	100%	100%	3%	(9)%

Product Category
New	41%	39%	31%	6%	20%
Mainstream	28%	29%	30%	0%	(14)%
Mature and Other	31%	32%	39%	1%	(28)%
Net Sales	100%	100%	100%	3%	(9)%

Vertical Market
Telecom & Wireless	42%	41%	45%	4%	(16)%
Industrial Automation, Military & Automotive	22%	22%	19%	3%	2%
Networking, Computer & Storage	18%	18%	18%	0%	(6)%
Other	18%	19%	18%	2%	(8)%
Net Sales	100%	100%	100%	3%	(9)%

FPGAs and CPLDs
FPGA	83%	85%	85%	1%	(11)%
CPLD	9%	8%	9%	9%	(10)%
Other Products	8%	7%	6%	22%	19%
Net Sales	100%	100%	100%	3%	(9)%

Product Category Description

•	New Products include the Stratix® V, Stratix IV, Arria® V, Arria II, Cyclone® V, Cyclone IV, MAX® V, HardCopy® IV devices and Enpirion PowerSoCs.

•	Mainstream Products include the Stratix III, Cyclone III, MAX II and HardCopy III devices.

•
Mature and Other Products include the Stratix II, Stratix, Arria GX, Cyclone II, Cyclone, Classic™, MAX 3000A, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, HardCopy II, HardCopy, FLEX® series, APEX™ series, Mercury™, Excalibur™ devices, configuration and other devices, intellectual property cores, and software and other tools.

Business Outlook for the Third Quarter 2013

Sales and Income Statement

Sequential Sales	5% to 9%
Gross Margin	Approximately 68%
Research and Development	$99 to 101 million
SG&A	$80 to 82 million
Tax Rate	12% to 13%
Diluted Share Count	Approximately 323 million
Turns	Low 40's
MSOH	Mid 3's

Vertical Market

Telecom & Wireless	Up
Industrial Automation, Military & Automotive	Up
Networking, Computer & Storage	Up
Other	Flat

Second Quarter Earnings Conference Call

A conference call will be held today at 1:45 p.m. Pacific time to discuss the quarter's results and management's current business outlook. The web cast and subsequent replay will be available in the Investor Relations section of the company's website at www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719) 457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.

Forward-Looking Statements

Statements in this press release that are not historical are "forward-looking statements" as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as "will," "expects," "anticipates," or other words that imply or predict a future state. Forward-looking statements include, but are not limited to, statements regarding the competitive advantage related to the use of Intel's 14 nm process, product performance parameters, the availability of Arria 10 samples in 2014, and any projection of revenue, gross margin, expense or other financial items discussed in the Business Outlook section or elsewhere in this press release. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, current global economic conditions, customer business environment, customer inventory levels, vertical market mix, market acceptance of the company's products, product introduction schedules, the rate of growth of the company's new products including Cyclone® V, Cyclone IV, Arria® V, Arria II, Stratix® V, Stratix IV FPGAs, MAX® V CPLDs, HardCopy® IV device families and Enpirion PowerSoCs, as well as changes in economic conditions and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission (SEC) from time to time. Copies of Altera's SEC filings are posted on the company's website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Mobile Device Investor Information

Altera now provides highlights of its investor relations web page optimized for mobile users. Investors can equip their mobile devices with this new capability by linking to
http://phx.corporate-ir.net/Mobile.view?c=83265.

About Altera
Altera® programmable solutions enable designers of electronic systems to rapidly and cost effectively innovate, differentiate and win in their markets. Altera offers FPGAs, SoCs, CPLDs, ASICs and complementary technologies, such as power management, to provide high-value solutions to customers worldwide. Follow Altera via Facebook, Twitter, LinkedIn, Google+ and RSS, and subscribe to product update emails and newsletters. Visit www.altera.com.

###

ALTERA, ARRIA, CYCLONE, HARDCOPY, MAX, MEGACORE, NIOS, QUARTUS and STRATIX words and logos are trademarks of Altera Corporation and registered in the U.S. Patent and Trademark Office and in other countries. All other words and logos identified as trademarks or service marks are the property of their respective holders as described at www.altera.com/legal.

###

ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share amounts)	June 28, 2013	March 29, 2013	June 29, 2012	June 28, 2013	June 29, 2012

Net sales	$421,759	$410,501	$464,831	$832,260	$848,585
Cost of sales	135,104	126,083	141,315	261,187	256,149
Gross margin	286,655	284,418	323,516	571,073	592,436
Operating expense
Research and development expense	95,489	87,717	92,143	183,206	174,227
Selling, general, and administrative expense	77,869	78,600	71,796	156,469	141,581
Amortization of acquisition-related intangible assets	915	213	213	1,128	426
Total operating expense	174,273	166,530	164,152	340,803	316,234
Operating margin (1)	112,382	117,888	159,364	230,270	276,202
Compensation (benefit)/expense — deferred compensation plan	(160)	3,422	(2,313)	3,262	3,423
Loss/(gain) on deferred compensation plan securities	160	(3,422)	2,313	(3,262)	(3,423)
Interest income and other	(2,778)	(1,659)	(1,415)	(4,437)	(3,222)
Gain reclassified from other comprehensive income	(42)	(54)	(69)	(96)	(171)
Interest expense	3,389	2,465	2,116	5,854	3,053
Income before income taxes	111,813	117,136	158,732	228,949	276,542
Income tax expense/(benefit)	10,304	(3,053)	(3,947)	7,251	(1,971)
Net income	101,509	120,189	162,679	221,698	278,513

Other comprehensive (loss)/income:
Unrealized (loss)/gain on investments:
Unrealized holding (loss)/gain on investments arising during period, net of tax of ($47), ($5), $8 ($41) and $66	(9,031)	(1)	2,799	(9,032)	3,103
Less: Reclassification adjustments for gain on investments included in net income, net of tax of $5, $5, $1, $10 and $6	(37)	(49)	(3)	(86)	(23)
	(9,068)	(50)	2,796	(9,118)	3,080
Unrealized gain on derivatives:
Unrealized gain on derivatives arising during period, net of tax of $34 and $42	—	—	63	—	77
Less: Reclassification adjustments for gain on derivatives included in net income, net of tax of $23 and $50	—	—	(42)	—	(92)
	—	—	21	—	(15)
Other comprehensive (loss)/income	(9,068)	(50)	2,817	(9,118)	3,065
Comprehensive income	$92,441	$120,139	$165,496	$212,580	$281,578

Net income per share:
Basic	$0.32	$0.38	$0.51	$0.69	$0.87
Diluted	$0.31	$0.37	$0.50	$0.69	$0.85

Shares used in computing per share amounts:
Basic	320,472	319,867	321,218	320,175	321,898
Diluted	323,527	323,021	325,285	323,279	326,172

Cash dividends paid per common share	$0.10	$0.10	$0.08	$0.20	$0.16

Tax rate	9.2%	(2.6)%	(2.5)%	3.2%	(0.7)%
% of Net sales:
Gross margin	68.0%	69.3%	69.6%	68.6%	69.8%
Research and development	22.6%	21.4%	19.8%	22.0%	20.5%
Selling, general, and administrative	18.5%	19.1%	15.4%	18.8%	16.7%
Operating margin(1)	26.6%	28.7%	34.3%	27.7%	32.5%
Net income	24.1%	29.3%	35.0%	26.6%	32.8%

Notes:
(1) We define operating margin as gross margin less research and development expense, selling, general and administrative expense and amortization of acquisition-related intangible assets, as presented above. This presentation differs from income from operations as defined by U.S. Generally Accepted Accounting Principles ("GAAP"), as it excludes the effect of compensation associated with the deferred compensation plan obligations. Since the effect of compensation associated with our deferred compensation plan obligations is offset by losses/(gains) from related securities, we believe this presentation provides a more meaningful representation of our ongoing operating performance. A reconciliation of operating margin to income from operations follows:

	Three Months Ended			Six Months Ended
(In thousands, except per share amounts)	June 28, 2013	March 29, 2013	June 29, 2012	June 28, 2013	June 29, 2012
Operating margin (non-GAAP)	$112,382	$117,888	$159,364	$230,270	$276,202
Compensation (benefit) expense — deferred compensation plan	(160)	3,422	(2,313)	3,262	3,423
Income from operations (GAAP)	$112,542	$114,466	$161,677	$227,008	$272,779

ALTERA CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands, except par value amount)	June 28, 2013	December 31, 2012

Assets
Current assets:
Cash and cash equivalents	$2,788,844	$2,876,627
Short-term investments	164,835	140,958
Total cash, cash equivalents, and short-term investments	2,953,679	3,017,585
Accounts receivable, net	472,597	323,708
Inventories	134,298	152,721
Deferred income taxes — current	87,270	59,049
Deferred compensation plan — marketable securities	55,753	60,321
Deferred compensation plan — restricted cash equivalents	18,984	17,116
Other current assets	40,095	49,852
Total current assets	3,762,676	3,680,352
Property and equipment, net	200,823	206,148
Long-term investments	689,301	704,758
Deferred income taxes — non-current	5,009	17,082
Other assets, net	221,594	49,488
Total assets	$4,879,403	$4,657,828

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$39,571	$50,036
Accrued liabilities	31,072	29,005
Accrued compensation and related liabilities	37,654	40,606
Dividends payable	47,937	—
Deferred compensation plan obligations	74,737	77,437
Deferred income and allowances on sales to distributors	399,630	345,993
Total current liabilities	630,601	543,077
Income taxes payable — non-current	291,656	272,000
Long-term debt	500,000	500,000
Other non-current liabilities	8,948	9,304
Total liabilities	1,431,205	1,324,381
Stockholders' equity:
Common stock: $.001 par value; 1,000,000 shares authorized; outstanding - 319,580 shares at June 28, 2013 and 319,564 shares at December 31, 2012	320	320
Capital in excess of par value	1,180,183	1,122,555
Retained earnings	2,271,221	2,204,980
Accumulated other comprehensive (loss) income	(3,526)	5,592
Total stockholders' equity	3,448,198	3,333,447
Total liabilities and stockholders' equity	$4,879,403	$4,657,828

ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended
(In thousands)	June 28, 2013	June 29, 2012

Cash Flows from Operating Activities:
Net income	$221,698	$278,513
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,449	16,323
Amortization of acquisition-related intangible assets	1,128	426
Stock-based compensation	47,274	46,200
Deferred income tax benefit	(21,767)	(12,090)
Tax effect of employee stock plans	1,280	16,500
Excess tax benefit from employee stock plans	(1,148)	(16,434)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(147,407)	(192,994)
Inventories	21,649	(23,811)
Other assets	29,351	6,019
Accounts payable and other liabilities	(19,585)	(19,066)
Deferred income and allowances on sales to distributors	50,886	94,299
Income taxes payable	14,196	(16,658)
Deferred compensation plan obligations	(5,961)	(1,925)
Net cash provided by operating activities	214,043	175,302
Cash Flows from Investing Activities:
Purchases of property and equipment	(23,337)	(31,312)
Proceeds from sales of deferred compensation plan securities, net	5,961	1,925
Purchases of available-for-sale securities	(175,642)	(576,568)
Proceeds from sale and maturity of available-for-sale securities	155,981	92,643
Acquisitions, net of cash acquired	(145,313)	—
Purchases of other investments	(176)	—
Net cash used in investing activities	(182,526)	(513,312)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock through various stock plans	27,296	26,086
Shares withheld for employee taxes	(6,722)	(6,562)
Payment of dividends to stockholders	(64,048)	(51,558)
Payment of debt assumed in acquisitions	(22,000)	—
Proceeds from issuance of long term debt	—	500,000
Repayment of credit facility	—	(500,000)
Long-term debt and credit facility issuance costs	—	(5,244)
Repurchases of common stock	(54,974)	(129,016)
Excess tax benefit from employee stock plans	1,148	16,434
Net cash used in financing activities	(119,300)	(149,860)
Net decrease in cash and cash equivalents	(87,783)	(487,870)
Cash and cash equivalents at beginning of period	2,876,627	3,371,933
Cash and cash equivalents at end of period	$2,788,844	$2,884,063